The Board of Directors

Cadiscor Resources Inc.:

We consent to the use in the General Form for Registration of Securities of Small Business Issuers (Form 10-SB) of our report dated May 4, 2006, except for note 3 which is as at August 2, 2006, with respect to the opening balance sheet of Cadiscor Resources Inc. as at April 1st, 2006.

Limited Liability Partnership

Chartered Accountants

Montréal, Canada

November 6, 2006